EXHIBIT 10

AMENDMENT NUMBER 2013-1
TO RECIPROCAL LOAN AGREEMENT

This is Amendment Number 2013-1 (this “Amendment”) to the Reciprocal Loan Agreement (the “2011 RLA”), dated as of April 1, 2011, between ING Life Insurance and Annuity Company (“ILIAC” or “Company”) and ING America Insurance Holdings, Inc. (“INGAIH”) (nka ING U.S., Inc. (“ING U.S.”)). This Amendment is dated as of January 1, 2014. Capitalized terms not defined in this Amendment shall have the meaning ascribed to them in the 2011 RLA.

Background: ILIAC and ING U.S. are parties to the 2011 RLA that was filed with the Connecticut Insurance Department on February 22, 2011 and approved on March 27, 2011. ILIAC and ING U.S. desire to enter into this Amendment to update the 2011 RLA to reflect ING U.S. changes that have occurred in connection with our IPO related activities.

This Amendment modifies the terms of the 2011 RLA as follows:

1.    Paragraph one, Section 1.1 Defined Terms and Signature Block.

Paragraph one, Section 1.1 and the signature block are amended by deleting “INGAIH” and its address “1105 North Market Street, Wilmington, Delaware 19809” and inserting “ING U.S.” and its address “230 Park Avenue, New York, New York 10169”. The Phone and Fax numbers in the ILIAC and ING U.S. signature blocks are deleted and inserted is “Attention Treasurer” after each company’s Address for Notices.

2.	Section 1.1. Defined Terms

“Regional Treasury Office” (“RTO”) defined term is deleted and replaced with “Corporate Treasury Office” (“CTO”). “RTO” is globally deleted and replaced with “CTO” in the 2011 RLA Section 2.1(b); Section 2.2(a)(b)(d)(e)(f); Section 2.3(a); and Section 4.3(b).

3.	Section 2.2 Notice and Manner of Borrowing.

Section 2.2 (a), second sentence and Section 2.2 (b), first sentence, are amended by deleting “Wilmington, Delaware” and inserting “New York, New York”.

4.	Section 2.3(a) Interest.

Section 2.3(a) is deleted and replaced in its entirety by the following:

(a)
“The Borrowing Company agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts were advanced until the respective dates such principal amounts are repaid at a rate per annum as determined by the CTO and agreed upon by the Companies pursuant to Section 2.2(b) of this Agreement. The Borrowing Company shall pay interest on each Loan at a per annum rate which is based on the prevailing market rate for similar borrowings or securities with a similar credit quality and with a similar duration. The interest rate shall be determined by the CTO in accordance with its usual practices. In the event that there is no market for similar borrowings or securities, or the market for such borrowings is limited, the CTO shall determine the interest rate for a Loan by performing a relative analysis of other borrowings or securities that are not materially dissimilar to the Loan in order to infer the prevailing market rate for such Loan.”

6.	Amended Agreement. Except as specifically amended by this Amendment, each and every term of the 2011 RLA remains in full force and effect.

7.	Counterparts. This Amendment may be executed in separate counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	/s/	Spencer T. Shell
Name:		Spencer T Shell
Title:		Vice President, Assistant Treasurer and Assistant Secretary

ING U.S., INC.

By:	/s/	David S. Pendergrass
Name:		David S. Pendergrass
Title:		Senior Vice President and Treasurer